Exhibit 5.1





                                 May 23, 1997



Alliance Farms Cooperative Association
201 South Main Street
Yuma, Colorado  80759

Gentlemen:

          We refer to the Registration Statement on Form SB-2 (No. 333-25501) of Alliance Farms Cooperative Association, a Colorado cooperative association (the "Company"), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 51 shares of (Class A) Common Stock, par value of $.01 per share, 54 shares of Class B Common Stock, par value of $.01 per share, and 72 shares of Class C Common Stock, par value of $.01 per share, to be offered by the Company.


          We have examined the Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, as presently in effect, minutes of the applicable meetings of the board of directors and stockholders of the Company, together with such other corporate records, certificates of public officials and other documents as we have deemed relevant to this opinion.

          Based upon the foregoing, it is our opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.


          2. All necessary corporate action has been taken to authorize the issuance and sale by the Company of 51 shares of (Class A) Common Stock, par value $.01 per share, 54 shares of Class B Common Stock, par value of $.01 per share, and 72 shares of Class C Common Stock, par value of $.01 per share, for the consideration set forth in such Registration Statement, and, upon the issuance and sale of such shares for such consideration, such shares will be duly and legally issued, fully paid and nonassessable.

          We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus which constitutes a part of such Registration Statement. We also consent to the inclusion of this opinion in the Registration Statement as an exhibit thereto.

                               Very truly yours,







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